U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 7, 2017 (December 6, 2017)

Jiucaitong Group Limited.

(Exact name of small business issuer as specified in its charter)

Nevada	333-197056	38-3926700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

56 Jianguo Rd,

Chaoyang Qu, Beijing, China

(Address of principal executive offices)

+86 001 400-004-8181

(Issuer's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Change in Registrant’s Certifying Accountant

As previously reported in the Current Report on Form 8-K of Jiucaitong Group Limited, formerly known as Spirit International, Inc. (the “Company”) dated November 29, 2017, the board of directors of the Company (the “Board”) has dismissed Weinstein & Co. (“Weinstein”) as the Company’s independent registered public accountant. The decision to dismiss Weinstein as the Company’s independent registered public accounting firm was approved by the Board on November 22, 2017.

Engagement of New Accountant

On December 6, 2017, the Company engaged RBSM LLP (“RBSM”), as its new independent registered public accountant. The decision to engage RBSM was approved by the Board on November 22, 2017. During the year ended December 31, 2016, and prior to December 6, 2017 (the date of the new engagement), we did not consult with RBSM regarding (i) the application of accounting principles to a specified transaction, (ii) the type of audit opinion that might be rendered on the Company's financial statements by RBSM, in either case where written or oral advice provided by RBSM would be an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issues or (iii) any other matter that was the subject of a disagreement between us and our former auditor or was a reportable event (as described in Items 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, respectively).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

JIUCAITONG GROUP LIMITED
(Registrant)

Dated: December 7, 2017	By:	/s/ Xuefei Kang
Chief Executive Officer

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